UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012
ZAP.COM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27729	76-0571159
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

On June 27, 2012, the United States Securities and Exchange Commission (“SEC”) filed two civil actions in the United States District Court for the Southern District of New York, asserting claims against Harbinger Capital Partners LLC (“HCP”), Harbinger Capital Partners Offshore Manager, L.L.C., and certain of their current and former affiliated entities and persons, including Philip A. Falcone, HCP’s Chief Executive Officer.  We also understand that after cooperating with the SEC staff and voluntarily undertaking an internal investigation, HCP entered into a settlement with the SEC in connection with the SEC staff’s investigation of compliance with Rule 105 of Regulation M of the Securities Exchange Act of 1934 (“Rule 105”).  Certain funds affiliated with HCP are the largest stockholders of the registrant’s parent company, Harbinger Group Inc. (“HGI”), and Mr. Falcone is the Chief Executive Officer, President and Chairman of Board of Directors of the registrant.  As previously disclosed, HCP and certain of its affiliates received “Wells Notices” in December 2011 with respect to the matters addressed by these actions.

As previously disclosed, in December 2011 the staff of the SEC also advised Omar Asali, a member of the registrant’s Board of Directors, that it was considering recommending that the SEC file enforcement actions against him.  We have been advised that Mr. Asali has subsequently been informed that the staff has decided not to make any such recommendation.  Consequently, Mr. Asali was not named in the actions described above and we further understand that no action will be brought against him.

None of the SEC’s actions were brought against the registrant or HGI (or any of HGI’s subsidiaries, including Spectrum Brands Holdings, Inc. and Fidelity & Guaranty Life) and the subject matters described in these actions do not include any conduct involving, by, or on behalf of the registrant or HGI (or any of HGI’s subsidiaries, including Spectrum Brands Holdings, Inc. and Fidelity & Guaranty Life).

One civil action alleges that the defendants violated the anti-fraud provisions of the federal securities laws by engaging in market manipulation in connection with the trading of the debt securities of a particular issuer from 2006 to 2008.

The other civil action alleges that the defendants violated the anti-fraud provisions of the federal securities laws in connection with a loan made by Harbinger Capital Partners Special Situations Fund, L.P. to Mr. Falcone in October 2009 and the circumstances and disclosure regarding alleged preferential treatment of, and agreements with, certain fund investors.

We understand that HCP and its affiliates deny the charges in the SEC’s complaints and intend to vigorously defend against them.  It is not possible at this time to predict the outcome of these actions, including whether the matters will result in settlements on any or all of the issues involved. However, in these actions the SEC is seeking a range of remedies, including permanent injunctive relief, disgorgement, civil penalties and pre-judgment interest and an order prohibiting Mr. Falcone from serving as an officer and director of any public company.

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We also understand that after cooperating with the SEC staff and voluntarily undertaking an internal investigation, HCP has entered into a settlement with the SEC in connection with the SEC staff’s investigation of compliance with Rule 105 of Regulation M with respect to three offerings.  On June 27, 2012, the SEC issued an Order Instituting Administrative and Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934 and Section 203(e) of the Investment Advisers Act of 1940, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order against HCP for three violations of Rule 105.  This order censures HCP and requires HCP to cease and desist from committing or causing any violations and any future violations of Rule 105.  HCP will pay disgorgement of $857,950, prejudgment interest of $91,838, and a civil monetary penalty of $428,975.  HCP consented to the issuance of this order without admitting or denying any of the findings contained therein.

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SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP.COM CORPORATION
Date: June 27, 2012	By:	/s/ Ehsan Zargar
		Name:	Ehsan Zargar
		Title:	Corporate Secretary